                                                              [EXHIBIT (g)(15)]

                     IN THE UNITED STATES DISTRICT COURT
                   FOR THE EASTERN DISTRICT OF PENNSYLVANIA

NORFOLK SOUTHERN CORPORATION,            :
ET AL.,                                  :    CIVIL ACTION
   Plaintiffs                            :
                                         :
   v.                                    :
                                         :
CONRAIL INC., ET AL.,                    :    No. 96-7167
   Defendants                            :

                                  O R D E R

       After an evidentiary hearing, and for the reasons set forth on the record in open court, it is ORDERED that:

       (1) Plaintiffs' motion for a preliminary injunction dated January 2, 1997, is DENIED;

       (2) Plaintiffs' motion for partial summary judgment dated January 2, 1997, is DENIED; and

       (3) Plaintiffs' supplemental motion for a preliminary injunction dated January 8, 1997, is DENIED.

                                 BY THE COURT:

                                 /s/ Donald W. VanArtsdalen, S.J.
                                 ---------------------------------------
                                 Donald W. VanArtsdalen, S.J.

January 9, 1997